Exhibit 1.1.2

EXECUTION

WF CARD ISSUANCE TRUST

SERIES CLASS A(2024-2)

ASSET BACKED NOTES

TERMS AGREEMENT

Dated: October 17, 2024

To:	WF CARD FUNDING, LLC

Re:	Underwriting Agreement dated October 17, 2024

Series Designation:	Class A(2024-2)

Underwriters: The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

$1,000,000,000	4.29% per year	99.98514%

Interest Payment Dates: The 15th day of each calendar month or if that day is not a Business Day, as defined in the Indenture, the next succeeding Business Day, commencing in November 2024.

Indenture: The Indenture, dated as of November 14, 2023, among WF Card Issuance Trust, as Issuer, U.S. Bank Trust Company, National Association, as Indenture Trustee and as Note Registrar, and U.S. Bank National Association, as Bank.

Indenture Supplement: The WFCardSeries Indenture Supplement, dated as of November 14, 2023, among WF Card Issuance Trust, as Issuer, U.S. Bank Trust Company, National Association, as Indenture Trustee and as Note Registrar, and U.S. Bank National Association, as Bank.

Terms Document: The Class A(2024-2) Terms Document, dated as of October 24, 2024.

Servicing Agreement: The Servicing Agreement, dated as of November 14, 2023, among WF Card Issuance Trust, as Issuer, WF Card Funding, LLC, as Holder of the Transferor Interest, and Wells Fargo Bank, National Association, as Servicer.

Purchase Price: The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

Per Class A(2024-2) Note:	99.73514%

Registration Statement: 333-279409, 333-279409-01.

Underwriting Commissions, Concessions and Discounts: The Underwriters’ discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:

Underwriting Discounts and Concessions	Selling Concessions	Reallowance

0.25000%	0.1500%	0.075%

Time of Sale: 11:32 a.m. (Eastern Time) on October 17, 2024.

Closing Date: Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company, WFBNA and the Issuing Entity hereby agree that the Closing Date shall be October 24, 2024, 10:00 a.m., New York City time.

Location of Closing: Orrick Herrington & Sutcliffe LLP, 2100 Pennsylvania Avenue NW, Washington, D.C. 20037.

Payment for the Notes: The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Class A(2024-2) Notes set forth opposite its name on Schedule I hereto.

Each of the Underwriters agrees, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Class A(2024-2) Notes set forth opposite its name on Schedule I hereto.

WELLS FARGO SECURITIES, LLC,

As Underwriter or as the Representative of the Underwriters named in Schedule I to the Terms Agreement

By:	/s/ Austin Vanassa
	Name:	Austin Vanassa
	Title:	Managing Director

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kristine Kinzle
	Name:	Kristine Kinzle
	Title:	Executive Director

WF CARD ISSUANCE TRUST

By:	WF CARD FUNDING, LLC,
not in its individual capacity but solely as Beneficiary on behalf of the Issuing Entity

By:	/s/ Bryant Owens
	Name:	Bryant Owens
	Title:	President

WF CARD FUNDING, LLC

By:	/s/ Bryant Owens
	Name:	Bryant Owens
	Title:	President

SCHEDULE I

UNDERWRITERS

$1,000,000,000 Principal Amount of WFCardSeries Class A(2024-2) Notes

Underwriters	Principal Amount
Wells Fargo Securities, LLC	$833,500,000.00
Cabrera Capital Markets LLC	$33,300,000.00
CIBC World Markets Corp.	$33,300,000.00
Loop Capital Markets LLC	$33,300,000.00
R. Seelaus & Co., LLC	$33,300,000.00
Scotia Capital (USA) Inc.	$33,300,000.00

Schedule I